As filed with the Securities and Exchange Commission on August 28, 2000

                                                   Registration No. 333-________
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                       SECURITIES AND EXCHANGE cOMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               SciQuest.com, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                             56-2127592
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                        5151 McCrimmon Parkway, Suite 208
                        Morrisville, North Carolina 27560
          (Address of Principal Executive Offices, Including Zip Code)
                         ------------------------------


                        2000 Employee Stock Purchase Plan
                            (Full title of the Plan)
                         ------------------------------

                                                           Copy to:
        M. Scott Andrews                         Grant W. Collingsworth, Esq.
     Chief Executive Officer                   Morris, Manning & Martin, L.L.P.
       SciQuest.com, Inc.                       1600 Atlanta Financial Center
     5151 McCrimmon Parkway                       3343 Peachtree Road, N.E.
Morrisville, North Carolina 27560                   Atlanta, Georgia 30326
         (919) 659-2100                                 (404) 233-7000

                (Name and Address and Telephone Number, Including
                       Area Code, of Agent for Service.)
                        --------------------------------

                                                  CALCULATION OF REGISTRATION FEE
========================================= ==================== ===================== ==================== =====================
                                                                 Proposed Maximum     Proposed Maximum
          Title of Securities                Amount to be         Offering Price     Aggregate Offering        Amount of
            to be Registered                 Registered(1)         Per Share(2)           Price(2)          Registration Fee
----------------------------------------- -------------------- --------------------- -------------------- ---------------------
      Common Stock issuable under
   2000 Employee Stock Purchase Plan          1,100,000             $7.185135            $7,903,649             $ 2,088
========================================= ==================== ===================== ==================== =====================

-----------
(1) Includes an indeterminate number of additional interests in such Plan that may constitute separate securities.
(2) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based upon the price computed in accordance with Rule 457(c), multiplied by 85%, which is the percentage of the trading price applicable to purchases under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be delivered by SciQuest.com, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1999;
         (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;
         (c) the Company's Current Report on Form 8-K, dated March 22, 2000; and
         (d) the description of the Company's common stock, $0.01 par value per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, filed with the Commission on October 26, 1999 (Registration No. 000-27803).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to James J. Scheuer, SciQuest.com, Inc., 5151 McCrimmon Parkway, Suite 208, Morrisville, North Carolina 27560; telephone number: (919) 659-2100.

Item 4.           Description of Securities.

         Because the securities to be awarded pursuant to this Registration Statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

Item 5.           Interests of Named Experts and Counsel.

         There are no interests required to be disclosed pursuant to this Item
5.

Item 6.           Indemnification of Directors and Officers.

         Our certificate of incorporation limits personal liability for breach of the fiduciary duty of our directors to the fullest extent provided by the Delaware General Corporation Law. Such provisions provide that no director of SciQuest.com shall have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty of care or other duty as a director. However, such provisions shall not eliminate or limit the liability of a director:

o for any breach of the director's duty of loyalty to us or our stockholders;

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law;
o        for voting or assenting to unlawful distributions; or
o for any transaction for which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of our stockholders or otherwise. Our certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was our director or officer of is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our certificate of incorporation. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.           Exemption from Registration Claimed.

         As no restricted securities are to be reoffered or resold pursuant to this Registration Statement, this item is inapplicable.

Item 8.           Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.                                     Description
-----------                                     -----------
    4.1*       Second Amended and Restated Certificate of Incorporation of the
               Company.
    4.2*       Bylaws of the Company.
    4.3        2000 Employee Stock Purchase Plan.
    5.1        Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.
    23.1       Consent of PricewaterhouseCoopers LLP.
    23.2       Consent of KPMG LLP.
    23.3       Consent of Morris, Manning & Martin, L.L.P. (included in
               Exhibit 5.1).

* Incorporated by reference to exhibits to the Company's Registration Statement on Form S-1 (File No. 333-87433), declared effective November 19, 1999.

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on this the 28th day of August, 2000.

                                                       SciQuest.com, Inc.


                                                   By: /s/ M. Scott Andrews
                                                       ------------------------
                                                       M. Scott Andrews
                                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



/s/ M. Scott Andrews      Chief Executive Officer and Director
------------------------  (Principal Executive Officer)         August 28, 2000
M. Scott Andrews


/s/ W. Andrew McKenna     President and Director
------------------------
W. Andrew McKenna                                               August 28, 2000


/s/ James J. Scheuer      Chief Financial Officer (Principal
------------------------  Financial and Accounting Officer)     August 28, 2000
James J. Scheuer


/s/ Noel J. Fenton        Director                              August 28, 2000
------------------------
Noel J. Fenton


/s/ Gautam Prakash        Director                              August 28, 2000
------------------------
Gautam Prakash


/s/ Lloyd Segal           Director                              August 28, 2000
------------------------
Lloyd Segal


/s/ Bruce J. Boehm        Director                              August 28, 2000
------------------------
Bruce J. Boehm


/s/ Timothy T. Weglicki   Director                              August 28, 2000
------------------------
Timothy T. Weglicki

                                  EXHIBIT INDEX

                    EXHIBITS INCORPORATED HEREIN BY REFERENCE

Designation of Exhibit                     Description of Exhibit
----------------------                     ----------------------
         4.1*           Second Amended and Restated Certificate of Incorporation
                        of the Company.
         4.2*           Bylaws of the Company.

* Incorporated by reference to exhibits to the Company's Registration Statement on Form S-1 (File No. 333-87433), declared effective November 19, 1999.

                             EXHIBITS FILED HEREWITH

         4.3            2000 Employee Stock Purchase Plan.
         5.1 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.
         23.1           Consent of PricewaterhouseCoopers LLP.
         23.2           Consent of KPMG LLP.
         23.3           Consent of Morris, Manning & Martin, L.L.P. (included in
                        Exhibit 5.1).